News release of Moventis Capital Inc. dated December 4, 2006 regarding the receipt of a purchase order for PTL Electronics
EX-99.1

Moventis Capital Announces $3.6 Million Purchase Order for PTL Electronics

PTL wins major contract after rigorous selection process

Vancouver, BC – December 4, 2006 –Moventis Capital, Inc., (Moventis) (OTCBB: MVTS), a buyout and growth management company, announces that its wholly-owned subsidiary, PTL Electronics, Ltd. (PTL), was awarded a purchase order of US$3,618,850 by one of the world’s leading suppliers of visual communications systems. Moventis completed the acquisition of PTL on November 22, 2006.

For the purchase order, PTL is providing electronics manufacturing services for a new product line scheduled to be completed by December 31, 2006. Production at PTL is already underway with units being shipped and installed in several key markets.

“We secured this large contract following a rigorous selection process,” comments PTL co-CEO and vice president of sales, David McAlpine. “At PTL, we work hard to grow strong industry relationships and deliver quality products on time. This new customer win certainly validates our efforts.”

“PTL has the expertise and production capacity in place to handle large, time sensitive orders such as this $3.6 million contract,” comments Blake Ponuick, chairman and CEO of Moventis Capital. “Now that PTL is a Moventis company, we look forward to assisting their team in developing a strategic long-term relationship with this new customer and fulfilling more purchase orders of this magnitude.”

Now a wholly-owned subsidiary of Moventis, PTL will gain access to a pool of resources to help accelerate growth. Moventis will continue working closely with PTL to build on the momentum of this new order and expand their presence in the $115 billion EMS sector.

About Moventis
Incorporated in the state of Delaware, Moventis Capital, Inc. (Moventis) (OTCBB: MVTS) is a buyout and growth management company that strives to create shareholder value by acquiring and growing quality, established small and medium sized enterprises (SMEs) and building strong portfolios in key growth sectors. Moventis intends to capitalize on an underserved market of SMEs that do not meet the size or industry requirements of many acquisition or investment firms. A record number of these businesses is expected to exit over the next several years as baby boomer owners retire at a rate far outpacing the number of qualified buyers.

Moventis recently acquired profitable Pacific Northwest electronics manufacturing services (EMS) firm, PTL Electronics, Ltd. For more information on Moventis, visit
www.moventiscapital.com
.
About PTL Electronics, Ltd.

PTL Electronics, Ltd. (PTL) provides electronics manufacturing services (EMS) to a niche market of companies looking to design and produce very high-end and complex products ranging from ultrasound machines to alternative fuel cells. PTL operates in the $115 EMS sector and serves some of the world’s largest markets including industrial controls, medical services, telecommunications and computing. A wholly-owned subsidiary of Moventis Capital, Inc., PTL is located in the Pacific Northwest near Vancouver, BC. For more information on PTL, visit www.ptlelectronics.com

Safe Harbor Statement

Statements included in this news release, which are not historical in nature, are intended to be, and are hereby identified as "Forward-Looking Statements" for purposes of safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on management's current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, including without limitation the ability of Moventis (or any other company mentioned in this release) to consummate acquisitions, obtain necessary financing and successfully grow operations, revenue and profitability. Forward-Looking Statements may be identified by words including "outlook," "anticipate," "await," envision," "foresee," "aim at," "plans," "believe," "intends," "estimates," "expects" and "projects" including, without limitation, those relating to the company's financial expectations and future business prospects. Readers are directed to the Moventis filings with the US Securities and Exchange Commission, including its Risk Factors described in its Annual Report on Form 10-KSB for the fiscal year ended June 30, 2006 and its quarterly reports on Form 10-QSB; other risks or uncertainties may be detailed from time to time in future SEC filings for additional information and a presentation of the risks and uncertainties that may affect the company's business and results of operations. Any financial guidance provided in this news release is based on limited information available to Moventis at this time and is subject to change. Although management's expectations may change after the date of this news release, Moventis undertakes no obligation to revise or update this guidance or publicly release the results of any revision to these forward-looking statements.

Contact:

Blake Ponuick, CEO
604-535-3900
investors@moventiscapital.com